UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2019

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

6862 Elm Street, Suite 320

McLean, VA 22101

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AI	NYSE
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AI PrB	NYSE
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AI PrC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 13, 2019, the Board of Directors (the “Board”) of Arlington Asset Investment Corp. (the “Company”) amended (the “Amendment”) Section 2.2 of the Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective January 1, 2020.  The Amendment fixed the number of directors of the Company at six, effective January 1, 2020.  The Bylaws previously fixed the number of directors of the Company at seven.

The preceding summary is qualified in its entirety by reference to the Amendment to the Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.Other Events.

As previously announced on June 6, 2019, Eric F. Billings has informed the Board that he will retire as Executive Chairman of the Company on December 31, 2019.  In connection with the retirement of Mr. Billings, the Board has appointed Daniel E. Berce to serve as Chairman of the Board effective January 1, 2020. Mr. Berce has served as a member of the Board since 2011.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Fourth Amendment to the Amended and Restated Bylaws of the Company, as amended on December 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: December 13, 2019	By:/s/ D. Scott Parish Name:D. Scott Parish Title: Senior Vice President, Chief Administrative Officer and Corporate Secretary